UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2012

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code (800) 649-2877
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 18, 2012, Central Vermont Public Service Corporation (the “Company”), in connection with the anticipated closing of the previously announced merger (the “Merger”) between the Company and Danaus Vermont Corp. (“Danaus”), an indirect wholly-owned subsidiary of Gaz Métro Limited Partnership (“Gaz Métro”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) effective as of July 11, 2011, among the Company, Gaz Métro and Danaus, notified the New York Stock Exchange (“NYSE”) of its intent to remove its common stock, par value $6.00 (“Common Stock”), from listing on the NYSE upon closing of the Merger.  Pending closing of the Merger, the Company intends to request that the NYSE file a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist and deregister the Company’s Common Stock. Upon the effectiveness of the Form 25, the Company will file with the SEC a notification on Form 15 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 8.01.	Other Events.

On June 15, 2012, the Company issued a press release announcing it had received an order from the Vermont Public Service Board (“VPSB”), dated June 15, 2012, approving the Merger Agreement.  Upon completion of the Merger, which is expected to occur in late June of 2012, the Company will become an indirect wholly-owned subsidiary of Gaz Métro.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  A copy of the VPSB order is available on the Company’s website at http://gmpcvpsmerger.com/ApprovalProcess/.  The contents of such website are not incorporated into this Current Report on Form 8-K.

On June 15, 2012, the Company also received an order from the Nuclear Regulatory Commission  (the “NRC”) approving the Company’s application requesting the NRC’s consent to the indirect transfer of control of the Company’s 1.7303% interest in the license for Millstone Power Station, Unit 3, resulting from the completion of the Merger.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit	Description
99.1	Press release, dated June 15, 2012.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Dale A. Rocheleau Dale A. Rocheleau Senior Vice President, General Counsel and Corporate Secretary
June 18, 2012